FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                          July 25, 2002 (May 31, 2002)

                              AMERICAN TISSUE INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                     22-360876
  (State or jurisdiction of            (I.R.S. Employer Identification Number)
incorporation or organization)

                                    333-88017
                            (Commission File Number)

                  135 Engineers Road, Hauppauge, New York 11788
               (Address of principal executive offices) (Zip Code)

                  Registrant's telephone number: (631) 435-9000

                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 5. Other Events.

      As previously reported, the registrant and its domestic subsidiaries have filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The registrant and its domestic subsidiaries are currently operating as debtors-in-possession under the supervision of the Bankruptcy Court.

      Under applicable bankruptcy requirements, the registrant files monthly operating reports ("MORs") with the Bankruptcy Court. In accordance with the general guidance provided by Exchange Act Release No. 9660 and Commission Staff Legal Bulletin No. 2, the registrant has elected to cease filing quarterly and annual reports with the Commission, and instead file MORs as exhibits to current reports on Form 8-K.

      The registrant filed its MOR for the month of May 2002 with the Bankruptcy Court on July 19, 2002. A copy of this MOR is attached to this report as Exhibit
99.1 and incorporated in this report by reference.*

            THE MOR FILED WITH THIS REPORT CONTAINS FINANCIAL STATEMENTS AND INFORMATION THAT HAVE NOT BEEN AUDITIED OR REVIEWED BY INDEPENDENT ACCOUNTANTS AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.

-----------------------------

      *The debtor-in-possession bank statements attached to the MOR are not included as part of Exhibit 99.1, but are available at the office of the U.S. Trustee and the Bankruptcy Court. In addition, the registrant undertakes to furnish a copy of any such omitted attachment to the Commission upon its request.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired: Not applicable

      (b)   Pro Forma Financial Information: Not applicable

      (c)   Exhibits:

      Exhibit 99.1

      MOR for the period May 1, 2002 - May 31, 2002

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN TISSUE INC.

Dated:  July 25, 2002                     By: /s/ Larry A. Ford
                                              ---------------------------------
                                          Name:   Larry A. Ford
                                          Title:  Director